APPENDIX A

DISTRIBUTION PLAN

WELLS FARGO VARIABLE TRUST

Variable Trust Funds Funds and Share Classes	Maximum 12b-1 Fee
VT Discovery Fund Class 2	0.25
VT Index Asset Allocation Fund Class 2	0.25
VT International Equity Fund Class 1 Class 2	None 0.25
VT Intrinsic Value Fund1 Class 2	0.25
VT Omega Growth Fund Class 1 Class 2	None 0.25
VT Opportunity Fund Class 1 Class 2	None 0.25
VT Small Cap Value Fund3 Class 1 Class 2	None 0.25
VT Small Cap Growth Fund Class 1 Class 2	None 0.25
VT Total Return Bond Fund3 Class 2	0.25

Appendix A amended:  November 18, 2015

1On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Intrinsic Value Fund effective on or about April 30, 2016.

2On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Small Cap Value Fund effective on or about April 30, 2016.

3On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Total Return Bond Fund effective on or about April 30, 2016.